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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Incentive Stock Option Plan, 1995 Stock Incentive Plan for Employees and Consultants, Option Agreements, Amended and Restated 1996 Stock Plan, 1997 Stock Plan and 1997 Employee Stock Purchase Plan and in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan, Stock Option Agreement and Warrant Agreement of Delta Internet Services, Inc.; and in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan; and in the Registration Statement (Form S-8) pertaining to the 1999 Non-Statutory Stock Option Plan and the 1997 Employee Stock Purchase Plan; and in the Registration Statement (Form S-8) pertaining to the 1999 Non-Statutory Stock Option Plan and the 1997 Stock Option Plan; and in the related Prospectuses, of Concentric Network Corporation of our report dated January 21, 2000, except for Note 13, as to which the date is March 20, 2000, with respect to the consolidated financial statements and financial statement schedule of Concentric Network Corporation included in this annual report (Form 10-K) for the year ended December 31, 1999, as amended.

/s/ Ernst & Young LLP

Walnut Creek, California

April 24, 2000